Exhibit 99.2

February 10, 2022

Twitter Announces Fourth Quarter and Fiscal Year 2021 Results

Annual Revenue Growth of 37% to $5.08 Billion and Average Monetizable Daily Active Usage (mDAU) Growth of 13% to 217 Million in Q4

Company Announces New $4 Billion Share Repurchase Program Authorized, Including $2 Billion Accelerated Share Repurchase

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its fourth quarter and fiscal year 2021.

“Our strong 2021 performance positions us to improve execution and deliver on our 2023 goals," said Parag Agrawal, Twitter’s CEO. "We are more focused and better organized to deliver improved personalization and selection for our audience, partners, and advertisers."
“Twitter had a solid fourth quarter to finish 2021, with over $5 billion in annual revenue, up 37% for the year,” said Ned Segal, Twitter’s CFO. “There are no changes to our goals of 315 million average mDAU in Q4 2023 and $7.5 billion or more revenue in 2023. Our increased focus on performance ads and the SMB opportunity after the sale of MoPub positions us even better for 2022 and beyond.”

Fiscal Year 2021 Operational and Financial Highlights

Except as otherwise stated, all financial results discussed below are presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. As supplemental information, we have provided certain non-GAAP financial measures in this press release’s supplemental tables, and such supplemental tables include a reconciliation of these non-GAAP measures to our GAAP results. The sum of individual metrics may not always equal total amounts indicated due to rounding.
•2021 revenue was $5.08 billion, an increase of 37% year over year.
•2021 operating loss of $493 million, or an operating margin of -10%, includes a one-time litigation-related net charge of $766 million(1), as well as ongoing investments.
◦2021 adjusted operating income, which excludes the one-time litigation-related net charge, was $273 million reflecting an adjusted operating margin of 5%. Operating income was $27 million in 2020, which includes a $150 million non-recurring expense related to an ongoing FTC matter in Q2 of 2020, representing an operating margin of 1%.

•2021 net loss was $221 million, representing a net margin of -4% and diluted EPS of ($0.28).
◦2020 net loss of $1.14 billion includes a deferred tax asset valuation allowance of $1.10 billion and corresponding non-cash income tax expense based primarily on cumulative taxable losses driven primarily by COVID-19, representing a net margin of -31% and diluted EPS of ($1.44).

Fourth Quarter 2021 Operational and Financial Highlights

•Q4 revenue totaled $1.57 billion, an increase of 22% year over year or 23% on a constant currency basis.
◦Advertising revenue totaled $1.41 billion, up 22% year over year or 24% on a constant currency basis.
▪Total ad engagements decreased 12% year over year.
▪Cost per engagement (CPE) increased 39% year over year.
◦Data licensing and other revenue totaled $154 million, an increase of 15% year over year.
◦US revenue totaled $885 million, an increase of 21% year over year.
◦International revenue totaled $683 million, an increase of 23% year over year or 26% on a constant currency basis.

_________________________
(1) Includes a charge recorded in the third quarter of 2021 of $809.5 million to settle a shareholder class action lawsuit partially offset by the recognition of an insurance recovery of $5.8 million. In addition, during the third quarter we recorded a benefit for insurance proceeds of $38.0 million related to the settlement of separate shareholder derivative lawsuits.

•Q4 costs and expenses totaled $1.40 billion, an increase of 35% year over year. This resulted in operating income of $167 million and 11% operating margin, compared to operating income of $252 million and 20% operating margin in the same period of the previous year.

•Stock-based compensation (SBC) expense grew 38% year over year to $177 million and was approximately 11% of total revenue.

•Q4 net income was $182 million, representing a net margin of 12% and diluted EPS of $0.21. This compares to net income of $222 million, a net margin of 17%, and diluted EPS of $0.27 in the same period of the previous year.

•Net cash used in operating activities in the quarter was $528 million due primarily to the cash payment of a litigation settlement announced in Q3, compared to $330 million of net cash provided by operating activities in the same period last year. Capital expenditures totaled $138 million, compared to $292 million in the same period last year, reflecting our latest data center buildouts, as well as delays in equipment delivery in Q4’21 due to supply chain disruptions.

•Average mDAU was 217 million for Q4, compared to 192 million in the same period of the previous year and compared to 211 million in the previous quarter.
◦Average US mDAU was 38 million for Q4, compared to 37 million in the same period of the previous year and compared to 37 million in the previous quarter.
◦Average international mDAU was 179 million for Q4, compared to 155 million in the same period of the previous year and compared to 174 million in the previous quarter.

Our Board of Directors has authorized a new $4 billion share repurchase program. The program is effective immediately and replaces the previously approved $2 billion program from 2020, of which approximately $819 million remained. As part of the new program, we intend to enter into a $2 billion accelerated share repurchase (ASR) and repurchase the remaining $2 billion over time. We will continuously evaluate efficient alternatives to using cash on hand to fund the program, including accessing the capital markets, subject to market conditions.

Outlook

For Q1’22, we expect:
•Total revenue to be between $1.17 billion and $1.27 billion.
•GAAP operating loss to be between $225 million and $175 million.

For FY22, we expect:
•Stock-based compensation expense to be between $900 million and $925 million.
•Capital expenditures to be between $900 million and $950 million.

Note that our outlook for Q1 and the full year 2022 reflects foreign exchange rates as of January 2022.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and the reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP below.

Appendix

Fourth Quarter and Full Year 2021 Webcast and Conference Call Details
Twitter will host a conference call today, Thursday, February 10, 2022, at 5am Pacific Time (8am Eastern Time) to discuss financial results for the fourth quarter and full fiscal year of 2021. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your question to @TwitterIR using $TWTR. To listen to a live audio webcast, please visit the company’s Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @paraga, @nedsegal, @Twitter, and @TwitterIR as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

First Quarter Earnings Release Details
Twitter expects to release financial results for the first quarter on April 28, 2022, before the market opens. Twitter will host a conference call on the same day to discuss these financial results at 5am Pacific Time (8am Eastern Time).

About Twitter, Inc. (NYSE: TWTR)
Twitter (NYSE: TWTR) is what’s happening and what people are talking about right now. To learn more, visit about.twitter.com and follow @Twitter. Let’s talk.

A Note About Metrics
Twitter defines monetizable daily active usage or users (mDAU) as people, organizations, or other accounts who logged in or were otherwise authenticated and accessed Twitter on any given day through twitter.com, Twitter applications that are able to show ads, or paid Twitter products, including subscriptions. We updated our mDAU definition in the fourth quarter of 2021 to also include “paid Twitter products, including subscriptions”, so this key metric continues to accurately reflect our audience as our products evolve. This change had no material impact on the number of mDAU reported in the fourth quarter of 2021, and is unlikely to do so in the near future. This change is effective for the fourth quarter of 2021 and for future periods, and it did not affect prior periods. Average mDAU for a period represents the number of mDAU on each day of such period divided by the number of days for such period. Changes in mDAU are a measure of changes in the size of our daily logged in or otherwise authenticated active total accounts. To calculate the year-over-year change in mDAU, we subtract the average mDAU for the three months ended in the previous year from the average mDAU for the same three months ended in the current year and divide the result by the average mDAU for the three months ended in the previous year. Additionally, our calculation of mDAU is not based on any standardized industry methodology and is not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, our measures of mDAU growth and engagement may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology.

The numbers of mDAU presented in our earnings materials are based on internal company data. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement across our large number of total accounts around the world. Furthermore, our metrics may be impacted by our information quality efforts, which are our overall efforts to reduce malicious activity on the service, inclusive of spam, malicious automation, and fake accounts. For example, there are a number of false or spam accounts in existence on our platform. We have performed an internal review of a sample of accounts and estimate that the average of false or spam accounts during the fourth quarter of 2021 represented fewer than 5% of our mDAU during the quarter. The false or spam accounts for a period represents the average of false or spam accounts in the samples during each monthly analysis period during the quarter. In making this determination, we applied significant judgment, so our estimation of false or spam accounts may not accurately represent the actual number of such accounts, and the actual number of false or spam accounts could be higher than we have estimated. We are continually seeking to improve our ability to estimate the total number of spam accounts and eliminate them from the calculation of our mDAU, and have made improvements in our spam detection capabilities that have resulted in the suspension of a large number of spam, malicious automation, and fake accounts. We intend to continue to make such improvements. After we determine an account is spam, malicious automation, or fake, we stop counting it in our mDAU, or other related metrics. We also treat multiple accounts held by a single person or organization as multiple mDAU because we permit people and organizations to have more than one account. Additionally, some accounts used by organizations are used by many people within the organization. As such, the calculations of our mDAU may not accurately reflect the actual number of people or organizations using our platform.

In addition, geographic location data collected for purposes of reporting the geographic location of our mDAU is based on the IP address or phone number associated with the account when an account is initially registered on Twitter. The IP address or phone number may not always accurately reflect a person’s actual location at the time they engaged with our platform. For example, someone accessing Twitter from the location of the proxy server that the person connects to rather than from the person’s actual location.

We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," “positions,” "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Twitter’s future financial and operating performance, including its outlook, guidance and 2023 revenue and mDAU goals, as well as the factors, assumptions and variables underlying Twitter’s outlook, guidance and goals; Twitter’s focus on performance ads and the SMB opportunity; Twitter’s expectations regarding future capital expenditures and other expenses, including its SBC expense; and Twitter’s expectations regarding share repurchases, including the timing and amount of repurchases, its intentions regarding an accelerated share repurchase, and its strategies to fund the repurchase program. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: the COVID-19 pandemic and related impacts will continue to adversely impact our business, financial condition, and operating results and the achievement of our strategic objectives as well as the markets in which we operate and worldwide and regional economies; Twitter's total accounts and engagement do not grow or decline; Twitter’s strategies, priorities, or plans take longer to execute than anticipated; Twitter's new products and product features do not meet expectations and fail to drive mDAU growth; advertisers continue to reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, each filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including revenues excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP income before income taxes, non-GAAP provision (benefit) for income taxes, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted operating income, adjusted operating margin, adjusted EBITDA, non-GAAP costs and expenses, and adjusted free cash flow. In order to present revenues on a constant currency basis for the fiscal year and quarter ended December 31, 2021, Twitter translated the applicable measure using the prior year's monthly exchange rates for its settlement currencies other than the US dollar. Twitter defines non-GAAP income before income taxes as income (loss) before income taxes adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment (gain) on investments in privately held companies, restructuring charges, and one-time nonrecurring gain, if any; Twitter defines non-GAAP provision (benefit) for income taxes as the current and deferred income tax expense commensurate with the non-GAAP measure of profitability using the estimated annual effective tax rate, which is dependent on the jurisdictional mix of earnings; and Twitter defines non-GAAP net income (loss) as net income (loss) adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment (gain) on investments in privately held companies, restructuring charges, and one-time nonrecurring gain, if any, and adjustment to income tax expense based on the non-GAAP measure of profitability using the estimated annual effective tax rate, which is dependent on the jurisdictional mix of earnings. Non-GAAP diluted net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP diluted share count. Non-GAAP diluted share count is GAAP basic share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes, and warrants. Twitter defines adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, restructuring charges, and one-time nonrecurring gain, if any. Twitter defines non-GAAP costs and expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash expense related to acquisitions, restructuring charges, and one-time nonrecurring gain, if any. We have presented adjusted income from operations solely to exclude the one time net charge related to litigation in 2021, and no other adjustments were made in the calculation of this measure. Adjusted operating margin is calculated by dividing adjusted operating income by GAAP revenue. Adjusted free cash flow is GAAP net cash provided by operating activities less capital expenditures (i.e., purchases of property and equipment including equipment purchases that were financed through finance leases, less proceeds received from the disposition of property and equipment).

Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter believes that revenues on a constant currency basis, non-GAAP income before income taxes, non-GAAP provision (benefit) for income taxes, non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, non-GAAP costs and expenses, adjusted income from operations, and adjusted operating margin provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects, and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance.

Twitter believes that revenues on a constant currency basis is a useful metric that facilitates comparison to its historical performance. Twitter believes that non-GAAP net income (loss), non-GAAP diluted net income (loss) per share, adjusted EBITDA, non-GAAP costs and expenses, adjusted income from operations, and adjusted operating margin help identify underlying trends in its business that could otherwise be masked by expenses and one-time gains or charges.

In addition, Twitter believes that adjusted free cash flow provides useful information to management and investors about the amount of cash from operations and that it is typically a more conservative measure of cash flows. However, adjusted free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of its ability to fund its cash needs.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Contacts

Investors:
ir@twitter.com

Press:
press@twitter.com

TWITTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$2,186,549	$1,988,429
Short-term investments	4,207,133	5,483,873
Accounts receivable, net	1,217,404	1,041,743
Prepaid expenses and other current assets	266,484	123,063
Assets held for sale	40,800	—
Total current assets	7,918,370	8,637,108
Property and equipment, net	2,082,160	1,493,794
Operating lease right-of-use assets	1,195,124	930,139
Intangible assets, net	69,324	58,338
Goodwill	1,301,520	1,312,346
Deferred tax assets, net	1,148,573	796,326
Other assets	344,445	151,039
Total assets	$14,059,516	$13,379,090
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$203,171	$194,281
Accrued and other current liabilities	918,350	663,532
Convertible notes, short-term	—	917,866
Operating lease liabilities, short-term	222,346	177,147
Total current liabilities	1,343,867	1,952,826
Convertible notes, long-term	3,559,023	1,875,878
Senior notes, long-term	693,996	692,994
Operating lease liabilities, long-term	1,071,209	819,748
Deferred and other long-term tax liabilities, net	40,691	31,463
Other long-term liabilities	43,531	36,099
Total liabilities	6,752,317	5,409,008
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	8,432,112	9,167,138
Treasury stock	(5,295)	(5,297)
Accumulated other comprehensive loss	(117,320)	(66,094)
Accumulated deficit	(1,002,302)	(1,125,669)
Total stockholders’ equity	7,307,199	7,970,082
Total liabilities and stockholders’ equity	$14,059,516	$13,379,090

TWITTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$1,567,220	$1,289,041	$5,077,482	$3,716,349
Costs and expenses
Cost of revenue	515,091	432,924	1,797,510	1,366,388
Research and development	371,884	247,940	1,246,704	873,011
Sales and marketing	338,398	244,002	1,175,970	887,860
General and administrative (1)	174,472	112,251	584,336	562,432
Litigation settlement, net (2)	—	—	765,701	—
Total costs and expenses	1,399,845	1,037,117	5,570,221	3,689,691
Income (loss) from operations	167,375	251,924	(492,739)	26,658
Interest expense	(10,824)	(40,166)	(51,186)	(152,878)
Interest income	7,355	13,101	35,683	88,178
Other income (expense), net	20,759	(840)	97,129	(12,897)
Income (loss) before income taxes	184,665	224,019	(411,113)	(50,939)
Provision (benefit) for income taxes	2,971	1,903	(189,704)	1,084,687
Net income (loss)	$181,694	$222,116	$(221,409)	$(1,135,626)
Net income (loss) per share:
Basic	$0.23	$0.28	$(0.28)	$(1.44)
Diluted	$0.21	$0.27	$(0.28)	$(1.44)
Numerator used to compute net income (loss) per share:
Basic	$181,694	$222,116	$(221,409)	$(1,135,626)
Diluted	$184,589	$222,116	$(221,409)	$(1,135,626)
Weighted-average shares used to compute net income (loss) per share:
Basic	799,370	793,789	797,573	787,861
Diluted	865,030	816,368	797,573	787,861

(1) In the second quarter of 2020, we recorded $150 million in general and administrative expenses in the consolidated statements of operations related to a draft complaint from the Federal Trade Commission.

(2) In the third quarter of 2021, we entered into an agreement to settle a shareholder class action lawsuit and recorded a charge of $809.5 million partially offset by the recognition of an insurance recovery of $5.8 million. In addition, during the third quarter we recorded a benefit for insurance proceeds of $38.0 million related to the settlement of separate shareholder derivative lawsuits.

TWITTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$181,694	$222,116	$(221,409)	$(1,135,626)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	145,536	128,708	544,848	495,177
Stock-based compensation expense	176,531	128,184	629,901	474,932
Amortization of discount on convertible notes	—	27,000	—	101,733
Bad debt expense	(874)	1,914	1,560	18,775
Deferred income taxes	(5,985)	(4,596)	(228,774)	(36,978)
Deferred tax assets valuation allowance establishment	—	—	—	1,101,374
Impairment (gain) on investments in privately-held companies	(24,651)	—	(101,445)	8,842
Other adjustments	1,454	(3,008)	2,975	(10,764)
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable	(209,776)	(285,851)	(189,946)	(188,039)
Prepaid expenses and other assets	(43,107)	31,163	(121,501)	6,398
Operating lease right-of-use assets	59,396	46,288	219,287	168,000
Accounts payable	168	23,954	20,869	18,232
Accrued and other liabilities	(768,616)	46,848	260,475	123,345
Operating lease liabilities	(40,212)	(32,420)	(184,151)	(152,531)
Net cash provided by (used in) operating activities	(528,442)	330,300	632,689	992,870
Cash flows from investing activities
Purchases of property and equipment	(139,943)	(295,525)	(1,011,546)	(873,354)
Proceeds from sales of property and equipment	1,549	3,355	8,462	9,170
Purchases of marketable securities	(951,645)	(1,168,412)	(3,736,659)	(6,272,395)
Proceeds from maturities of marketable securities	623,514	987,343	3,811,768	4,554,238
Proceeds from sales of marketable securities	31,012	167,367	1,172,626	1,092,754
Purchases of investments in privately-held companies	(6,572)	(8,073)	(39,761)	(11,912)
Investments in Finance Justice Fund	(17,500)	—	(69,500)	—
Business combinations, net of cash acquired	(9,765)	(13,731)	(32,702)	(48,016)
Other investing activities	(41,680)	—	(50,065)	(11,050)
Net cash provided by (used in) investing activities	(511,030)	(327,676)	52,623	(1,560,565)
Cash flows from financing activities
Proceeds from issuance of convertible notes	—	—	1,437,500	1,000,000
Purchases of convertible note hedges	—	—	(213,469)	—
Proceeds from issuance of warrants concurrent with note hedges	—	—	161,144	—
Debt issuance costs	—	—	(16,769)	(14,662)
Repayment of convertible notes	—	—	(954,000)	—
Repurchases of common stock	(265,709)	(245,292)	(930,530)	(245,292)
Taxes paid related to net share settlement of equity awards	(5,270)	(4,243)	(26,982)	(22,587)
Payments of finance lease obligations	—	(2,489)	(565)	(23,062)
Proceeds from exercise of stock options	19	4,988	2,056	5,442
Proceeds from issuances of common stock under employee stock purchase plan	29,261	21,076	68,792	55,471
Net cash provided by (used in) financing activities	(241,699)	(225,960)	(472,823)	755,310
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,281,171)	(223,336)	212,489	187,615
Foreign exchange effect on cash, cash equivalents and restricted cash	(4,689)	10,849	(13,080)	(4,005)
Cash, cash equivalents and restricted cash at beginning of period	3,496,545	2,223,763	2,011,276	1,827,666
Cash, cash equivalents and restricted cash at end of period	$2,210,685	$2,011,276	$2,210,685	$2,011,276
Supplemental disclosures of non-cash investing and financing activities
Common stock issued in connection with acquisitions	$12,640	$6,999	$12,640	$8,311
Changes in accrued property and equipment purchases	$(5,856)	$(78,767)	$(12,149)	$24,882
Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flows
Cash and cash equivalents	$2,186,549	$1,988,429	$2,186,549	$1,988,429
Restricted cash included in prepaid expenses and other current assets	8,140	2,287	8,140	2,287
Restricted cash included in other assets	15,996	20,560	15,996	20,560
Total cash, cash equivalents and restricted cash	$2,210,685	$2,011,276	$2,210,685	$2,011,276

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Non-GAAP net income (loss):
Net income (loss) (1) (2)	$181,694	$222,116	$(221,409)	$(1,135,626)
Exclude: Provision (benefit) for income taxes	2,971	1,903	(189,704)	1,084,687
Income (loss) before income taxes	184,665	224,019	(411,113)	(50,939)
Exclude:
Stock-based compensation expense	176,531	128,184	629,901	474,932
Amortization of acquired intangible assets	10,577	5,585	41,224	23,569
Non-cash interest expense related to convertible notes (3)	—	27,000	—	101,733
Impairment (gain) on investments in privately-held companies	(24,651)	—	(101,445)	8,842
Non-GAAP income before income taxes	347,122	384,788	158,567	558,137
Non-GAAP provision (benefit) for income taxes (4)	63,132	71,762	(6,735)	1,246,706
Non-GAAP net income (loss)	$283,990	$313,026	$165,302	$(688,569)
Non-GAAP diluted net income (loss) per share:
Non-GAAP net income (loss)	$283,990	$313,026	$165,302	$(688,569)
Plus: interest expense on convertible notes, net of tax (5)	2,895	—	3,787	—
Numerator used to compute non-GAAP diluted net income (loss) per share	$286,885	$313,026	$169,089	$(688,569)
GAAP diluted shares (6)	865,030	816,368	797,573	787,861
Non-GAAP dilutive securities (7)	—	—	32,398	—
Non-GAAP diluted shares	865,030	816,368	829,971	787,861
Non-GAAP diluted net income (loss) per share	$0.33	$0.38	$0.20	$(0.87)
Adjusted EBITDA:
Net income (loss) (1) (2)	$181,694	$222,116	$(221,409)	$(1,135,626)
Exclude:
Stock-based compensation expense	176,531	128,184	629,901	474,932
Depreciation and amortization expense	145,536	128,708	544,848	495,177
Interest and other expense (income), net	(17,290)	27,905	(81,626)	77,597
Provision (benefit) for income taxes	2,971	1,903	(189,704)	1,084,687
Adjusted EBITDA	$489,442	$508,816	$682,010	$996,767
Stock-based compensation expense by function:
Cost of revenue	$11,724	$8,687	$45,203	$32,020
Research and development	111,978	76,406	381,961	281,092
Sales and marketing	28,343	25,176	112,990	98,748
General and administrative	24,486	17,915	89,747	63,072
Total stock-based compensation expense	$176,531	$128,184	$629,901	$474,932
Amortization of acquired intangible assets by function:
Cost of revenue	$6,953	$5,585	$28,012	$23,569
Research and development	2,624	—	11,812	—
Sales and marketing	1,000	—	1,400	—
Total amortization of acquired intangible assets	$10,577	$5,585	$41,224	$23,569
Non-GAAP costs and expenses:
Total costs and expenses	$1,399,845	$1,037,117	$5,570,221	$3,689,691
Exclude:
Stock-based compensation expense	(176,531)	(128,184)	(629,901)	(474,932)
Amortization of acquired intangible assets	(10,577)	(5,585)	(41,224)	(23,569)
Total non-GAAP costs and expenses	$1,212,737	$903,348	$4,899,096	$3,191,190
Adjusted free cash flow:
Net cash provided by (used in) operating activities (8)	$(528,442)	$330,300	$632,689	$992,870
Less: purchases of property and equipment	(139,943)	(295,525)	(1,011,546)	(873,354)
Plus: proceeds from sales of property and equipment	1,549	3,355	8,462	9,170
Adjusted free cash flow	$(666,836)	$38,130	$(370,395)	$128,686

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
(Continued)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Adjusted income from operations:
Income (loss) from operations	$167,375	$251,924	$(492,739)	$26,658
Exclude: litigation settlement, net (1)	—	—	765,701	—
Adjusted income from operations	$167,375	$251,924	$272,962	$26,658

(1) In the third quarter of 2021, we entered into an agreement to settle a shareholder class action lawsuit and recorded a charge of $809.5 million partially offset by the recognition of an insurance recovery of $5.8 million. In addition, during the third quarter we recorded a benefit for insurance proceeds of $38.0 million related to the settlement of separate shareholder derivative lawsuits.

(2) In the second quarter of 2020, we recorded $150 million in general and administrative expenses in the consolidated statements of operations related to a draft complaint from the Federal Trade Commission.

(3) We adopted the new accounting standard update to simplify the accounting for convertible debt on January 1, 2021 using the modified retrospective method. The adoption eliminates the non-cash interest expense related to the conversion features of the convertible notes beginning in the first quarter of 2021.

(4) The non-GAAP provision for income taxes for the year ended December 31, 2020 includes a provision for income taxes of $1.11 billion related to the establishment of a valuation allowance against deferred tax assets.

(5) In the three months ended December 31, 2021, interest expense on the 2024 convertible notes, 2025 convertible notes, and 2026 convertible notes, net of any income tax effects, are added back to the numerator for purposes of the if-converted method used to calculate non-GAAP diluted net income per share upon adoption of the new accounting standard update to simplify the accounting for convertible debt as of January 1, 2021. In the year ended December 31, 2021, interest expense on the 2024 convertible notes, net of any income tax effects, is added back to the numerator for purposes of the if-converted method used to calculate non-GAAP diluted net income per share upon adoption of the new accounting standard update to simplify the accounting for convertible debt as of January 1, 2021. The 2024 convertible notes are the only convertible notes with a dilutive effect on the calculation of non-GAAP diluted net income per share for the year ended December 31, 2021.

(6) Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stocks, the convertible notes, and warrants. There is no dilutive effect of the common stock instruments, the convertible notes, or the related hedge and warrant transactions in the years ended December 31, 2021 and 2020 due to the GAAP net loss position in those periods. GAAP diluted shares in the three months ended December 31, 2021 reflects the dilutive effect of the 2024 convertible notes, 2025 convertible notes, and 2026 convertible notes upon adoption of the new accounting standard update to simplify the accounting for convertible debt as of January 1, 2021. There is no dilutive effect of the notes in the three months ended December 31, 2020, or the related hedge and warrant transactions in the three months ended December 31, 2021 and 2020.

(7) In the year ended December 31, 2021, the 2024 convertible notes and certain of the common stock instruments were included in the computation of non-GAAP diluted shares as the effect of including these shares in the calculation is dilutive.

(8) Net cash used in operating activities in the three months ended December 31, 2021 reflects a $809.5 million payment we made to settle a shareholder class action lawsuit.

TWITTER, INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP CONSTANT CURRENCY REVENUE
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue, advertising revenue, data licensing and other revenue, international revenue and international advertising revenue excluding foreign exchange effect (1):
Revenue	$1,567	$1,289	$5,077	$3,716
Foreign exchange effect on 2021 revenue using 2020 rates	16		(12)
Revenue excluding foreign exchange effect	$1,583		$5,065
Revenue year-over-year change percent	22%		37%
Revenue excluding foreign exchange effect year-over-year change percent	23%		36%

Advertising revenue	$1,413	$1,155	$4,506	$3,207
Foreign exchange effect on 2021 advertising revenue using 2020 rates	16		(12)
Advertising revenue excluding foreign exchange effect	$1,429		$4,494
Advertising revenue year-over-year change percent	22%		40%
Advertising revenue excluding foreign exchange effect year-over-year change percent	24%		40%

Data licensing and other revenue	$154	$134	$572	$509
Foreign exchange effect on 2021 data licensing and other revenue using 2020 rates	—		—
Data licensing and other revenue excluding foreign exchange effect	$154		$572
Data licensing and other revenue year-over-year change percent	15%		12%
Data licensing and other revenue excluding foreign exchange effect year-over-year change percent	15%		12%

International revenue	$683	$556	$2,242	$1,638
Foreign exchange effect on 2021 international revenue using 2020 rates	16		(12)
International revenue excluding foreign exchange effect	$699		$2,230
International revenue year-over-year change percent	23%		37%
International revenue excluding foreign exchange effect year-over-year change percent	26%		36%

International advertising revenue	$628	$509	$2,047	$1,469
Foreign exchange effect on 2021 international advertising revenue using 2020 rates	16		(12)
International advertising revenue excluding foreign exchange effect	$644		$2,035
International advertising revenue year-over-year change percent	24%		39%
International advertising revenue excluding foreign exchange effect year-over-year change percent	27%		39%

(1) The sum of individual amounts may not always equal total amounts indicated due to rounding.